EXHIBIT 5.1
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[GRAPHIC OMITTED]
[LOGO - PRICE WATERHOUSECOOPERS]
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                                                 | PRICEWATERHOUSECOOPERS LLP
                                                 | CHARTERED ACCOUNTANTS
                                                 | 111 5th Avenue SW, Suite 3100
                                                 | Calgary, Alberta
                                                 | Canada T2P 5L3
                                                 | Telephone +1 (403) 509 7500
                                                 | Facsimile +1 (403) 781 1825



CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form F-9 (the "Registration Statement") of our report dated February 18, 2005 relating to the consolidated financial statements of Canadian Natural Resources Limited and to the reference to our firm under the heading of "Experts" included in this Registration Statement.


/s/ PriceWaterhouseCoopers LLP

Chartered Accountants
Calgary, Canada
June 3, 2005






PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.